UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2004

Intermix Media, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-26355	06-1556248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 Center Drive, Suite #300 Los Angeles, California	90045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 215-1001

eUniverse, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On November 5, 2004, Intermix Media, Inc. (the “Company”) issued 900,000 shares of common stock to Supernation, LLC (“Supernation”) as partial consideration for the acquisition of certain assets from Supernation. On July 15, 2004, the Company entered into an agreement to purchase certain assets of Supernation for $125,000 in cash, agreed to issue 900,000 shares of Company common stock and agreed to pay a percentage of certain revenue sources to Supernation for up to six years. Supernation owns and operates an interactive gaming property and multimedia business, accessible at the website www.superdudes.net. This acquisition closed on September 15, 2004.

The shares of Company common stock were issued pursuant to an exemption or exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”) and/or Regulation D promulgated under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.	Description
	10.1	Asset Purchase Agreement, dated as of July 15, 2004, by and between eUniverse, Inc. and Supernation, LLC. *

*	Incorporated by reference to Intermix Media, Inc.’s Form 8-K filed on July 16, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2004	Intermix Media, Inc.

	By:	/s/ Thomas J. Flahie
Thomas J. Flahie Chief Financial Officer